UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2016

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01	Other Material Information

On November 21, 2016, Bridge Bancorp, Inc. (the “Company”), the parent company of The Bridgehampton National Bank, issued a press release announcing the commencement of an underwritten public offering of approximately $50.0 million of its common stock (the “Offering”) through Sandler O’Neill & Partners, L.P and Keefe, Bruyette & Woods, Inc.

A copy of the Company’s press release dated November 21, 2016 is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the investor presentation for the Offering, which is also being filed with the Securities and Exchange Commission as an issuer free writing prospectus, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated November 21, 2016.
99.2	Investor Presentation dated November 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: November 21, 2016	By:
Kevin M. O’Connor
President and Chief Executive Officer